EXHIBIT 99.1 - PRESS RELEASE	FOR IMMEDIATE RELEASE
First South Bancorp, Inc.	For more information contact:
July 20, 2017	Bruce Elder (CEO) (252) 940-4936
Scott McLean (CFO) (252) 940-5016
Website: www.firstsouthnc.com

First South Bancorp, Inc. Reports June 30, 2017 Quarterly and Six Months Operating Results

Washington, North Carolina - First South Bancorp, Inc. (NASDAQ: FSBK) (the “Company”), the parent holding company of First South Bank (the “Bank”), reports its unaudited operating results for the quarter and six months ended June 30, 2017.

The Company generated net income of $2.1 million for the 2017 second quarter, a 27.5% increase from the $1.6 million of earnings for the 2016 second quarter. Net income for the first six months of 2017 was $3.9 million, a 27.8% increase from the $3.1 million earned for the first six months of 2016.

The Company’s diluted earnings per share (EPS) for the 2017 second quarter increased 29.4% to $0.22 per share, from $0.17 per share for the 2016 second quarter. Diluted EPS for the first six months of 2017 increased 28.1% to $0.41 per share, from $0.32 per share for the first six months of 2016. The Company’s strong loan growth continues to drive solid core revenue, enhancing its capital position while maintaining excellent credit quality.

Significant Event. The Company and Carolina Financial Corporation (“Carolina Financial”) previously announced the execution of an Agreement and Plan of Merger and Reorganization, dated June 9, 2017. The agreement provides that the Company will merge with and into Carolina Financial and the Bank will merge with and into Carolina Financial’s wholly owned bank subsidiary, CresCom Bank, with Carolina Financial and CresCom Bank as the surviving entities. It is currently anticipated that the legal merger will take place in the fourth quarter of 2017. The merger is subject to both regulatory and shareholder approval.

In connection with the merger transaction, the Company incurred $278,000 of professional fees and services expense that impacted our results of operations for the quarter and six months ended June 30, 2017. Excluding the net effects of these expenses, net income for the 2017 second quarter would have totaled $2.3 million, or $0.24 per diluted common share. Net income for the first six months of 2017 would have been $4.1 million, or $0.43 per diluted common share. The Company anticipates that it will incur additional expenses associated with the merger transaction prior to consummation in the fourth quarter. The following table presents net income and diluted EPS for the respective June 30, 2017 second quarter and six month periods adjusted for the impact of the merger-related transaction expenses:

	Quarter Ended 6/30/17	Six Months Ended 6/30/17
	(In thousands, except per share data)
Reported Net Income (GAAP)	$2,055	$3,927
Adjustments for Merger Expenses:
Professional Fees and Services	278	278
Income Tax Benefit (Qtr-29.96% / YTD-29.68%)	(83)	(82)
Net Income Adjusted for Merger Expenses*	$2,250	$4,123

Reported Diluted EPS (GAAP)	$0.22	$0.41
Impact of Merger Expenses on Diluted EPS*	$0.02	$0.02
Diluted EPS Adjusted for Merger Expenses*	$0.24	$0.43

Bruce Elder, President and CEO, commented, “We are excited about partnering with Carolina Financial and CresCom Bank to create the premier community bank in the Carolinas. We believe First South shareholders and customers will be rewarded as the combination of these two banks is expected to provide superior financial performance along with an exceptional customer experience. We plan to leverage the new resources and products available to us through CresCom Bank to attract new customers and expand our existing relationships.”

Mr. Elder further commented, “We continue to remain focused on growing our core earnings and increasing the volume of quality earning assets. Although our financial results were moderately impacted by merger-related expenses in the 2017 second quarter, we were still able to generate net income and EPS growth in the upper 20% range through increases in net interest income and core non-interest income while controlling non-interest expenses.”

Highlights:

•	Strong quarterly earnings performance with net income of $2.1 million; diluted EPS of $0.22 per share; return on average assets (ROA) of 0.79%, return on average equity (ROE) of 9.01% and return on average tangible common equity* (ROTCE) of 9.82%.
•	Pre-tax, pre-provision operating earnings* for the current quarter of $3.5 million are 38.2% higher than the $2.5 million reported for the 2016 second quarter.
•	Strong loan growth as loans-held-for-investment increased by $49.5 million and $76.0 million for the 2017 second quarter and six-month periods, respectively.
•	Total deposits have grown $106.1 million or 12.9% over last twelve months to $931.5 million.
•	Strong core deposit growth as demonstrated by an increase in total non-interest bearing deposits of 17.7% to $208.7 million on a year-over-year basis.
•	Expanded the net interest margin (NIM) to 3.78% versus 3.76% and 3.74% for the second quarter of 2016 and the first quarter of 2017, respectively.
•	Increased non-interest income through enhanced fees from a growing core deposit base and robust mortgage banking activity.
•	Asset quality metrics continue to improve with lower levels of past due and non-performing loans.
•	Continue to maintain a solid capital position.

The Company’s strong loan and deposit growth continues to result in increased revenue, allowing for growth in both net interest income (NII) and non-interest income. Our NII grew to $9.1 million in the 2017 second quarter, from $8.1 million in the comparative 2016 second quarter. NII for first six months of 2017 grew to $17.7 million, from the $15.9 million of NII generated in the first six months of 2016.

Total non-interest income was $3.6 million, or 28.2% of total revenue (net interest income plus non-interest income) in the 2017 second quarter, compared to $3.5 million, or 30.5%, in the comparative 2016 second quarter. Total non-interest income for first six months of 2017 was $6.9 million, or 27.9% of total revenue, compared to $7.1 million, or 31.0% for first six months of 2016. Excluding the impact of gains on the sales of investment securities of $184,000 for the 2016 second quarter and $467,000 for the first six months of 2016, the Company increased non-interest income by $194,000 and $199,000, respectively. In 2016, investment securities were sold primarily to fund growth in our loan portfolio.

Non-interest expenses in the 2017 second quarter were $9.2 million, compared to $9.0 million for the 2016 second quarter. Total non-interest expenses for the first six months of 2017 totaled $18.3 million, compared to $18.2 million for first six months of 2016. The moderate increase for the respective 2017 reporting periods is attributable to the $278,000 in merger-related expenses noted above.

Income tax expense was $879,000 for the 2017 second quarter, compared to $665,000 for the 2016 second quarter. The effective income tax rates were 29.96% and 29.20% for these reporting periods, respectively. For the first six months of 2017, income tax expense was $1.7 million versus $1.2 million for the first six months of 2016. The effective income tax rates were 29.68% and 28.72%, respectively for the 2017 and 2016 six-month periods.

Balance Sheet Growth. Loans and leases held for investment (HFI) totaled $776.7 million at June 30, 2017, increasing $76.0 million, or 10.8%, over the $700.6 million held at December 31, 2016. Loans held for sale totaled $6.4 million at June 30, 2017 versus $5.1 million held at December 31, 2016. Investment securities and interest-bearing deposits at other banks totaled to $212.9 million at June 30, 2017, versus $216.4 million at December 31, 2016, as some cash was redeployed to support growth in our loans and leases portfolios.

Deposits totaled $931.5 million at June 30, 2017, increasing $60.9 million, or 7.0%, from $870.6 million at December 31, 2016. Non-maturity deposits (personal and business checking, money market, and savings accounts) grew by $53.1 million, or 8.7%, to $667.2 million at June 30, 2017, from $614.1 million at December 31, 2016. CDs increased to $264.3 million at June 30, 2017, from $256.6 million at December 31, 2016. CDs represented 28.4% and 29.5% of total deposits at June 30, 2017, and December 31, 2016, respectively.

Stockholders' equity increased by $4.7 million to $91.9 million at June 30, 2017, from $87.2 million at December 31, 2016. This increase primarily reflects the $3.9 million of net income earned for the first six months of 2017 and a $1.4 million increase in accumulated other comprehensive income resulting from the mark-to-market adjustment of the available-for-sale securities portfolio, and is net of $665,000 of dividends declared.

The tangible equity to assets ratio* was 8.12% at June 30, 2017, compared to 8.21% at December 31, 2016. The tangible book value per common share* increased to $9.07 at June 30, 2017, from $8.57 at December 31, 2016.

Asset Quality. Solid asset quality metrics in the 2017 second quarter continue to reflect the Company’s disciplined credit culture. Non-performing assets (NPAs) declined to $5.0 million at June 30, 2017, or 0.47% of total assets, from $6.3 million, or 0.63% of total assets, at December 31, 2016. NPAs at June 30, 2017 included $2.4 million of other real estate owned (OREO), which declined by $791,000, or 24.5%, from $3.2 million at December 31, 2016. Nonaccrual loans and leases were $2.5 million at June 30, 2017, or 0.33% of loans and leases HFI, compared to $3.1 million, or 0.44%, at December 31, 2016.

The provision for credit losses in the 2017 second quarter was $485,000, compared to $325,000 for the 2016 second quarter. The provision for credit losses was $750,000 in the first six months of 2017, compared to $550,000 in the first six months of 2016. The allowance for loan losses represented 1.21% of loans and leases HFI at June 30, 2017, compared to 1.24% at December 31, 2016.

Regulatory Capital Strength. As of June 30, 2017, reported regulatory capital ratios at the Bank were 12.57% for total risk-based capital, 11.37% for tier 1 risk-based capital and common equity tier 1 risk-based capital and 8.84% for tier 1 leverage, compared to 13.01% for total risk-based capital, 11.80% for tier 1 risk-based capital and common equity tier 1 risk-based capital and 8.89% for tier 1 leverage at December 31, 2016.

Key Performance Ratios. Some of our key performance ratios are ROA, ROE and the efficiency ratio. ROA was 0.79% for the 2017 second quarter, compared with 0.68% for the 2016 second quarter. ROE was 9.01% for the 2017 second quarter, compared with 7.55% for the 2016 second quarter. The Company’s efficiency ratio for the 2017 second quarter improved to 71.65%, from 77.59% for the comparative 2016 second quarter. The efficiency ratio for the first six months of 2017 improved to 73.23%, from 79.14% for first six months of 2016. The efficiency ratio measures the proportion of net operating revenues that are absorbed by overhead expenses.

Corporate and Investor Information. The Bank has been serving the citizens of eastern and central North Carolina since 1902 and offers a variety of financial products and services to business and individual customers. The Bank operates through its main office headquartered in Washington, North Carolina, and has 28 full service branch offices located throughout eastern and central North Carolina. The Bank also provides a full menu of leasing services through its wholly-owned subsidiary, First South Leasing, LLC. In addition, under its First South Wealth Management division, the Bank makes securities brokerage services available through an affiliation with an independent broker/dealer.

Additional investor information for the Company and the Bank may be accessed on our website at www.firstsouthnc.com.

The Company’s common stock symbol as traded on the NASDAQ Global Select Market is “FSBK”.

Forward-Looking Statements. Statements contained in this release, which are not historical facts, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors which include failure to obtain all regulatory approvals and meet other closing conditions pursuant to the Agreement and Plan of Merger and Reorganization, dated as of June 9, 2017, by and between Carolina Financial Corporation (“CARO”) and the Company (the “CARO Merger”), including approval by the stockholders of CARO and the Company, respectively, on the expected terms and time schedule; delay in closing the CARO Merger; difficulties and delays in integrating CARO’s and the Company’s businesses or fully realizing cost savings and other benefits; business disruption as a result of the CARO Merger; customer acceptance of CARO products and services; potential difficulties encountered in expanding into a new market following the CARO Merger; the effects of future economic conditions; governmental fiscal and monetary policies; legislative and regulatory changes; the risks of changes in interest rates; the effects of competition; and including without limitation other factors that could cause actual results to differ materially as discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

*Non-GAAP Financial Measures. Important disclosures about and reconciliations of non-GAAP measures to the corresponding GAAP measures, are provided below and attached to this press release.

This press release and the accompanying Supplemental Financial Data contain financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP) in the United States. Management uses these "non-GAAP" measures in their analysis of the Company's performance. Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of non-GAAP disclosures are provided within the accompanying tables to this press release.

First South Bancorp, Inc. and Subsidiary

Consolidated Statements of Financial Condition

	June 30,	December 31,	June 30,
	2017	2016	2016
	(Unaudited)		(Unaudited)
Assets
Cash and due from banks	$23,049,153	$22,854,712	$24,376,456
Interest-bearing deposits with banks	17,022,773	23,320,968	16,357,259
Investment securities available for sale, at fair value	195,401,445	192,606,119	199,855,361
Investment securities held to maturity	506,553	509,617	509,036
Mortgage loans held for sale	6,380,856	5,098,518	5,251,714

Loans and leases held for investment	776,656,251	700,642,291	668,842,905
Allowance for loan and lease losses	(9,366,564)	(8,673,172)	(8,338,244)
Net loans and leases held for investment	767,289,687	691,969,119	660,504,661

Premises and equipment, net	11,152,205	11,291,596	11,671,166
Assets held for sale	185,906	192,720	192,720
Other real estate owned	2,437,946	3,229,423	5,540,672
Federal Home Loan Bank stock, at cost	1,847,700	1,573,700	2,317,500
Accrued interest receivable	3,448,043	3,525,684	3,141,824
Goodwill	4,218,576	4,218,576	4,218,576
Mortgage servicing rights	2,134,256	2,148,905	1,272,952
Identifiable intangible assets	1,490,348	1,611,187	1,753,350
Bank-owned life insurance	18,351,387	18,080,183	17,795,206
Prepaid expenses and other assets	6,462,221	8,470,887	6,720,669

Total assets	$1,061,379,055	$990,701,914	$961,479,122

Liabilities and Stockholders' Equity
Deposits:
Non-interest bearing demand	$208,671,921	$196,917,165	$177,281,556
Interest bearing demand	308,799,734	272,098,903	242,206,763
Savings	149,720,673	145,031,981	142,151,162
Large denomination certificates of deposit	136,978,726	122,819,510	118,773,827
Other time	127,363,292	133,732,804	145,049,086
Total deposits	931,534,346	870,600,363	825,462,394

Borrowed money	22,500,000	17,000,000	32,500,000
Junior subordinated debentures	10,310,000	10,310,000	10,310,000
Other liabilities	5,138,320	5,607,832	5,880,159
Total liabilities	969,482,666	903,518,195	874,152,553

Common stock, $.01 par value, 25,000,000 shares authorized; 9,502,520; 9,494,935; and 9,493,776 shares outstanding, respectively	95,025	94,949	94,938
Additional paid-in capital	36,072,883	36,018,743	35,978,994
Retained earnings	52,822,834	49,560,595	46,241,836
Accumulated other comprehensive income	2,905,647	1,509,432	5,010,801
Total stockholders' equity	91,896,389	87,183,719	87,326,569

Total liabilities and stockholders' equity	$1,061,379,055	$990,701,914	$961,479,122

First South Bancorp, Inc. and Subsidiary

Consolidated Statements of Operations

Three and Six Months Ended June 30, 2017 and 2016

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Interest income:
Interest and fees on loans	$8,700,534	$7,642,097	$16,913,822	$14,833,692
Interest on investments and deposits	1,392,349	1,356,030	2,783,029	2,836,282
Total interest income	10,092,883	8,998,127	19,696,851	17,669,974

Interest expense:
Interest on deposits	830,192	697,426	1,584,181	1,366,702
Interest on borrowings	60,469	58,711	122,429	131,797
Interest on junior subordinated notes	127,011	141,578	251,261	281,617
Total interest expense	1,017,672	897,715	1,957,871	1,780,116

Net interest income	9,075,211	8,100,412	17,738,980	15,889,858
Provision for credit losses	485,000	325,000	750,000	550,000
Net interest income after provision for credit losses	8,590,211	7,775,412	16,988,980	15,339,858

Non-interest income:
Deposit fees and service charges	1,964,665	1,931,050	3,820,885	3,838,457
Loan fees and charges	92,723	138,649	178,767	195,634
Mortgage loan servicing fees	316,988	273,689	638,827	507,689
Gain on sale and other fees on mortgage loans	654,016	568,403	1,127,578	982,264
Gain (loss) on sale of other real estate, net	(26,151)	(14,315)	55,500	(26,484)
Gain on sale of investment securities	-	183,955	-	467,470
Other income	555,678	466,798	1,034,464	1,159,085
Total non-interest income	3,557,919	3,548,229	6,856,021	7,124,115

Non-interest expense:
Compensation and fringe benefits	5,000,901	4,944,984	10,114,454	9,984,939
Federal deposit insurance premiums	157,118	160,525	304,492	322,134
Premises and equipment	1,334,666	1,380,675	2,733,216	2,754,484
Marketing	119,050	229,434	182,790	417,253
Data processing	807,722	749,731	1,601,090	1,546,217
Amortization of intangible assets	151,269	133,571	300,466	265,099
Other real estate owned expense	105,093	212,883	269,859	306,557
Other	1,538,363	1,235,090	2,754,365	2,556,137
Total non-interest expense	9,214,182	9,046,893	18,260,732	18,152,820

Income before income tax expense	2,933,948	2,276,748	5,584,269	4,311,153
Income tax expense	879,031	664,734	1,657,155	1,238,345

NET INCOME	$2,054,917	$1,612,014	$3,927,114	$3,072,808

Per share data:
Basic earnings per share	$0.22	$0.17	$0.41	$0.32
Diluted earnings per share	$0.22	$0.17	$0.41	$0.32
Dividends per share	$0.035	$0.030	$0.070	$0.055
Average basic shares outstanding	9,500,958	9,493,776	9,499,289	9,492,489
Average diluted shares outstanding	9,554,420	9,519,565	9,548,382	9,517,248

First South Bancorp, Inc.

Supplemental Financial Data (Unaudited)

	Quarter to Date					Year to Date
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016	6/30/2017	6/30/2016
	(dollars in thousands except per share data)
Consolidated balance sheet data:
Total assets	$1,061,379	$1,039,424	$990,702	$985,795	$961,479	$1,061,379	$961,479

Loans held for sale:	$6,381	$2,507	$5,099	$7,313	$5,252	$6,381	$5,252

Loans and leases held for investment (HFI):
Mortgage	$76,249	$73,107	$74,905	$74,710	$73,100	$76,249	$73,100
Commercial	593,732	558,578	535,047	518,265	510,678	593,732	510,678
Consumer	83,730	73,188	69,454	69,039	66,138	83,730	66,138
Leases	22,945	22,270	21,236	20,452	18,927	22,945	18,927
Total loans and leases HFI	776,656	727,143	700,642	682,466	668,843	776,656	668,843
Allowance for loan and lease losses	(9,367)	(8,941)	(8,673)	(8,498)	(8,338)	(9,367)	(8,338)
Net loans and leases HFI	$767,289	$718,202	$691,969	$673,968	$660,505	$767,289	$660,505

Cash & interest bearing deposits	$40,072	$70,713	$46,176	$57,209	$40,734	$40,072	$40,734
Investment securities	195,908	195,048	193,116	193,765	200,364	195,908	200,364
Bank-owned life insurance	18,351	18,219	18,080	17,937	17,795	18,351	17,795
Premises and equipment	11,152	11,572	11,292	11,609	11,671	11,152	11,671
Goodwill	4,219	4,219	4,219	4,219	4,219	4,219	4,219
Mortgage servicing rights	2,134	2,140	2,149	2,091	1,273	2,134	1,273
Identifiable intangible assets	1,490	1,551	1,611	1,682	1,753	1,490	1,753

Deposits:
Non-interest checking	$208,672	$204,576	$196,917	$189,873	$177,281	$208,672	$177,281
Interest checking	222,267	212,386	189,401	176,034	170,153	222,267	170,153
Money market	86,533	86,598	82,698	88,081	72,054	86,533	72,054
Savings	149,721	147,718	145,032	141,701	142,151	149,721	142,151
Certificates	264,341	268,588	256,552	264,142	263,823	264,341	263,823
Total deposits	$931,534	$919,866	$870,600	$859,831	$825,462	$931,534	$825,462

Borrowings	$22,500	$15,000	$17,000	$20,000	$32,500	$22,500	$32,500
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310	10,310	10,310
Stockholders' equity	91,896	89,282	87,184	88,294	87,327	91,896	87,327

Consolidated earnings summary:
Interest income	$10,093	$9,604	$9,336	$9,210	$8,998	$19,697	$17,670
Interest expense	1,018	940	920	911	898	1,958	1,780
Net interest income	9,075	8,664	8,416	8,299	8,100	17,739	15,890
Provision for credit losses	485	265	200	220	325	750	550
Noninterest income	3,558	3,298	3,372	3,691	3,548	6,856	7,124
Noninterest expense	9,214	9,047	8,819	8,929	9,046	18,261	18,153
Income before taxes	2,934	2,650	2,769	2,841	2,277	5,584	4,311
Income tax expense	879	778	775	947	665	1,657	1,238
Net income	$2,055	$1,872	$1,994	$1,894	$1,612	$3,927	$3,073

Per Share Data:
Basic earnings per share	$0.22	$0.20	$0.21	$0.20	$0.17	$0.41	$0.32
Diluted earnings per share	$0.22	$0.20	$0.21	$0.20	$0.17	$0.41	$0.32
Dividends per share	$0.035	$0.035	$0.030	$0.030	$0.030	$0.070	$0.055
Book value per share	$9.67	$9.40	$9.18	$9.30	$9.20	$9.67	$9.20

Shares outstanding	9,502,520	9,500,266	9,494,935	9,494,935	9,493,776	9,502,520	9,493,776
Average basic shares	9,500,958	9,497,601	9,494,935	9,494,861	9,493,776	9,499,289	9,492,489
Average diluted shares	9,554,420	9,541,548	9,529,753	9,525,302	9,519,565	9,548,382	9,517,248

Performance ratios (tax equivalent):
Yield on average earning assets	4.19%	4.15%	4.07%	4.13%	4.17%	4.17%	4.12%
Cost of interest bearing liabilities	0.55%	0.52%	0.52%	0.52%	0.52%	0.54%	0.52%
Net interest spread	3.65%	3.62%	3.55%	3.61%	3.64%	3.63%	3.60%
Net interest margin	3.78%	3.74%	3.68%	3.73%	3.76%	3.76%	3.71%
Average earning assets to total average assets	93.61%	93.32%	92.92%	92.42%	92.38%	93.47%	92.29%

Return on average assets (annualized)	0.79%	0.75%	0.80%	0.78%	0.68%	0.77%	0.66%
Return on average equity (annualized)	9.01%	8.52%	8.94%	8.52%	7.55%	8.77%	7.26%
Efficiency ratio	71.65%	74.92%	74.16%	73.84%	77.59%	73.23%	79.14%

Average assets	$1,041,823	$1,014,310	$992,192	$968,729	$947,761	$1,028,027	$943,232
Average earning assets	$975,211	$946,578	$921,984	$895,290	$875,529	$960,850	$870,496
Average equity	$91,452	$89,143	$88,694	$88,481	$85,927	$90,294	$85,096

Equity/Assets	8.66%	8.59%	8.80%	8.96%	9.08%	8.66%	9.08%

First South Bancorp, Inc.

Supplemental Financial Data (Unaudited)

	Quarter to Date					Year to Date
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016	6/30/2017	6/30/2016
	(dollars in thousands except per share data)
Asset quality data and ratios:
Nonaccrual loans and leases:
Non-TDR nonaccrual loans and leases
Earning	$495	$576	$410	$569	$555	$495	$555
Non-Earning	1,489	1,479	1,257	1,289	1,075	1,489	1,075
Total Non-TDR nonaccrual loans and leases	$1,984	$2,055	$1,667	$1,858	$1,630	$1,984	$1,630
TDR nonaccrual loans and leases
Current TDRs	$549	$720	$422	$792	$706	$549	$706
Past Due TDRs	0	0	962	248	250	0	250
Total TDR nonaccrual loans and leases	$549	$720	$1,384	$1,040	$956	$549	$956
Total nonaccrual loans and leases	$2,533	$2,775	$3,051	$2,898	$2,586	$2,533	$2,586
Loans and leases >90 days past due, still accruing	0	0	0	0	218	0	218
Other real estate owned	2,438	3,115	3,229	4,810	5,541	2,438	5,541
Total nonperforming assets	$4,971	$5,890	$6,280	$7,708	$8,345	$4,971	$8,345

Allowance for loan and lease losses to loans and leases HFI	1.21%	1.23%	1.24%	1.25%	1.25%	1.21%	1.25%

Net charge-offs (recoveries)	$59	$(3)	$25	$60	$122	$57	$78
Net charge-offs (recoveries) to total loans and leases	0.01%	0.00%	0.00%	0.01%	0.02%	0.01%	0.01%
Total nonaccrual loans and leases to total loans and leases HFI	0.33%	0.38%	0.44%	0.42%	0.39%	0.33%	0.39%
Total nonperforming assets to total assets	0.47%	0.57%	0.63%	0.78%	0.87%	0.47%	0.87%
Total loans and leases to total deposits	84.06%	79.32%	81.06%	80.22%	81.66%	84.06%	81.66%
Total loans and leases to total assets	73.78%	70.20%	71.24%	69.97%	70.11%	73.78%	70.11%
Loans serviced for others	$363,489	$368,617	$371,956	$370,606	$292,222	$363,489	$292,222

Reconciliation of Non-GAAP Measures:
Pre-tax pre-provision operating earnings (non-GAAP):
Income before taxes (GAAP)	$2,934	$2,650	$2,769	$2,841	$2,277	$5,584	$4,311
Provision for credit losses	485	265	200	220	325	750	550
Pre-tax pre-provision net income	3,419	2,915	2,969	3,061	2,602	6,334	4,861
Securities (gains) losses, net	0	0	0	0	(184)	0	(467)
OREO valuations	58	119	140	0	103	177	110
OREO (gains) losses, (net)	26	(82)	(80)	(77)	14	(56)	26
Pre-tax pre-provision operating earnings (non-GAAP)	$3,503	$2,952	$3,029	$2,984	$2,535	$6,455	$4,530

Total core non-interest income (non-GAAP):
Non-interest income (GAAP)	$3,558	$3,298	$3,372	$3,691	$3,548	$6,856	$7,124
Securities (gains) losses, net	0	0	0	0	(184)	0	(467)
OREO (gains) losses, (net)	26	(82)	(80)	(77)	14	(56)	26
Total core non-interest income (non-GAAP)	$3,584	$3,216	$3,292	$3,614	$3,378	$6,800	$6,683

Tangible equity (non-GAAP):
Total equity (GAAP)	$91,896	$89,282	$87,184	$88,294	$87,327	$91,896	$87,327
Intangible assets (a)	5,709	5,770	5,830	5,901	5,972	5,709	5,972
Tangible equity (non-GAAP)	$86,187	$83,512	$81,354	$82,393	$81,355	$86,187	$81,355
Tangible Equity/Assets (non-GAAP)	8.12%	8.03%	8.21%	8.36%	8.46%	8.12%	8.46%
Tangible book value per share (non-GAAP)	$9.07	$8.79	$8.57	$8.68	$8.57	$9.07	$8.57

Return on average tangible common equity (non-GAAP):
Net income (GAAP)	$2,055	$1,872	$1,994	$1,894	$1,612	$3,927	$3,073
Amortization of intangibles, net of tax	42	43	51	47	50	85	101
Tangible net income available to shareholders (non-GAAP)	$2,097	$1,915	$2,045	$1,941	$1,662	$4,012	$3,174

Average equity	91,452	89,143	88,694	88,481	85,927	90,294	85,096
Average intangible assets (a)	5,748	5,809	5,876	5,946	6,018	5,778	6,053
Average tangible common equity (non-GAAP)	$85,704	$83,334	$82,818	$82,535	$79,909	$84,516	$79,043
Return on average tangible common equity (non-GAAP)	9.82%	9.32%	9.82%	9.36%	8.37%	9.57%	8.05%

(a) Excludes mortgage servicing rights

Average Balances – Yield/Cost Analysis

	Three Months Ended June 30,
	2017			2016
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
	(Dollars in thousands)
Interest earning assets:
Loans receivable	$750,246	$8,701	4.60%	$657,301	$7,642	4.62%
Investments and deposits	224,965	1,392	2.83 (1)	218,228	1,356	2.82 (1)
Total earning assets	975,211	10,093	4.19 (1)	875,529	8,998	4.17 (1)
Nonearning assets	66,612			72,232
Total assets	$1,041,823			$947,761

Interest bearing liabilities:
Deposits	$714,938	830	0.47	$653,904	697	0.43
Borrowings	18,044	61	1.34	21,531	59	1.10
Junior subordinated debentures	10,310	127	4.87	10,310	142	5.43
Total interest bearing liabilities	743,292	1,018	0.55	685,745	898	0.52
Noninterest bearing demand deposits	201,511	-	-	170,244	-	-
Total sources of funds	944,803	1,018	0.43	855,989	898	0.42
Other liabilities	5,568			5,845
Stockholders’ equity	91,452			85,927
Total liabilities and equity	$1,041,823			$947,761

Net interest income		$9,075			$8,100

Interest rate spread (1)(2)			3.65%			3.64%
Net interest margin (1)(3)			3.78%			3.76%
Ratio of earning assets to interest bearing liabilities			131.20%			127.68%

	Six Months Ended June 30,
	2017			2016
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
	(Dollars in thousands)
Interest earning assets:
Loans receivable	$729,510	$16,914	4.62%	$639,323	$14,834	4.60%
Investments and deposits	231,340	2,783	2.75 (1)	231,173	2,836	2.77 (1)
Total earning assets	960,850	19,697	4.17 (1)	870,496	17,670	4.12 (1)
Nonearning assets	67,177			72,736
Total assets	$1,028,027			$943,232

Interest bearing liabilities:
Deposits	$703,463	1,584	0.45	$647,682	1,367	0.42
Borrowings	20,105	123	1.22	27,422	132	0.97
Junior subordinated debentures	10,310	251	4.85	10,310	281	5.40
Total interest bearing liabilities	733,878	1,958	0.54	685,414	1,780	0.52
Noninterest bearing demand deposits	198,308	-	-	166,756	-	-
Total sources of funds	932,186	1,958	0.42	852,170	1,780	0.42
Other liabilities	5,547			5,966
Stockholders’ equity	90,294			85,096
Total liabilities and equity	$1,028,027			$943,232

Net interest income		$17,739			$15,890

Interest rate spread (1)(2)			3.63%			3.60%
Net interest margin (1)(3)			3.76%			3.71%
Ratio of earning assets to interest bearing liabilities			130.93%			127.00%

(1)	Shown as a tax-adjusted yield.
(2)	Represents the difference between the average yield on earning assets and the average cost of funds.
(3)	Represents net interest income divided by average earning assets.